As filed with the Securities and Exchange Commission on May 27, 2011.
Registration No. 333-129004

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Retail Ventures, Inc.
(Exact name of registrant as specified in its charter)

Ohio	20-0090238
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
810 DSW Drive
Columbus, Ohio 43219
(614) 237-7100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William L. Jordan
General Counsel
DSW Inc.
810 DSW Drive
Columbus, Ohio 43219
(614) 237-7100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Correspondence to:
Robert J. Tannous, Esq.
Porter, Wright, Morris & Arthur, LLP
41 South High Street
Columbus, Ohio 43215
Telephone: (614) 227-2000
Fax: (614) 227-2100

Approximate date of commencement of proposed sale to the public: Not Applicable.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY STATEMENT
Deregistration of Securities
     On October 14, 2005, Retail Ventures, Inc., an Ohio corporation (the “Company”), filed a Registration Statement on Form S-3 with the Securities and Exchange Commission (Registration No. 333-129004) (the “Registration Statement”) to register the sale of 10,672,290 of the Company’s common shares, without par value (the “Common Stock”), by Cerberus Partners, L.P., Back Bay Capital Funding LLC, and Millennium Partners, L.P. The purpose of this Post-Effective Amendment No. 1 to Form S-3 Registration Statement is to withdraw and remove from registration the unissued and unsold shares of Common Stock previously registered under the Registration Statement.
     On May 26, 2011, pursuant to the terms of the Agreement and Plan of Merger, dated February 8, 2011, as amended, by and among the Company, DSW Inc., and DSW MS LLC (“Merger Sub”), a wholly owned subsidiary of DSW Inc., the Company merged with and into Merger Sub, with Merger Sub surviving as a wholly owned subsidiary of DSW Inc.
     The Registration Statement is hereby amended to deregister all of the unissued and unsold shares of Common Stock registered under the Registration Statement. As a result of this deregistration, no securities remain registered for sale pursuant to the Registration Statement.

Signatures
     Pursuant to the requirements of the Securities Act of 1933, and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Post-Effective Amendment No. 1 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on May 27, 2011.

DSW MS LLC as successor in interest to Retail Ventures, Inc.
By:	/s/ William L. Jordan
William L. Jordan
Executive Vice President, General Counsel and Secretary